Exhibit 10.24

ENGENE HOLDINGS INC. 2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by enGene Holdings Inc., a company organized under the laws of British Columbia, Canada (the “Company”) to [•] (the “Participant”).

RECITALS

The enGene Holdings Inc. 2023 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its shareholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1. Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [•] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a common share of the Company (“Company Shares”), an amount of cash based on the value of a share of Company Shares, or any combination of the foregoing, as determined by the Committee, if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.

2. Stock Unit Account. Stock Units represent hypothetical Company Shares, and not actual shares. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No Company Shares shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3. Vesting.

(a) Subject to the terms of this Section 3, the Stock Units shall become vested according to the following dates (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Number of Vested Stock Units

(b) The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c) In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Stock Units as it deems appropriate pursuant to the Plan.

4. Termination of Stock Units. If the Participant ceases to be employed by, or provide service to, the Employer for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.

5. Payment of Stock Units and Tax Withholding.

(a) If and when the Stock Units vest, the Company shall issue to the Participant one Company Share for each vested Stock Unit, or an amount of cash equal to the value of a Company Share for each vested Stock Unit, or a combination of the foregoing, subject to applicable tax withholding obligations. Subject to Sections 5(b) and 13 below, payment shall be made within 30 days after the applicable Vesting Date.

(b) All obligations of the Employer under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. [At such time as the Committee may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the Stock Units vest, the number of shares issued to the Participant shall be reduced by a number of Company Shares with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the Stock Units.] To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units.

(c) The obligation of the Company to deliver Company Shares shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6. No Shareholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to Company Shares, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in accordance with this Agreement and the Plan.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of Company Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, without giving effect to the conflicts of laws provisions thereof.

11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of [•] at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12. Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Shares or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under the Dodd-Frank Recoupment Policy and any other “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter (as applicable, the “Company Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, this Agreement and all Stock Units, cash or other value provided pursuant to this Agreement are subject to offset in the event that the Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Company Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Company Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of this Agreement until such time as the Company Clawback Policy is no longer applicable.

13. Application of Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ENGENE HOLDINGS INC.

Name:
Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

PARTICIPANT

Name:

Date:

CANADIAN APPENDIX

Notwithstanding any other term of this Agreement, the following modifications to the Agreement apply to any Participant employed by the Employer in Canada.

1.	Termination Date

For purposes of sections 2 and 3 of the Agreement, the Participant will be deemed to have ceased to provide services to the Employer on the date on which notice of termination is provided to the Participant or the Employer, as applicable, and for greater certainty shall, subject to applicable legislation, exclude any other period of non-working notice of termination or any period for which pay in lieu of notice, severance pay or any other monies in relation to the cessation of employment are paid or otherwise required by applicable law, regardless of whether the termination is with or without cause or with or without notice.

2.	No Employment or Other Rights

Section 7 of this Agreement shall be read without reference to its final sentence.

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